EXHIBIT 99.2

TRIBUTE PHARMA CANADA INC.

FINANCIAL STATEMENTS

For the years ended March 31, 2011 and 2010
(Expressed in Canadian dollars)

TRIBUTE PHARMA CANADA INC.

FINANCIAL STATEMENTS

March 31, 2011 and 2010

McGovern, Hurley, Cunningham, LLP
Chartered Accountants
2005 Sheppard Avenue East, Suite 300
Toronto, Ontario
M2J 5B4, Canada
	Phone	416-496-1234
	Fax	416-496-0125
	Web	www.mhc-ca.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Tribute Pharmaceuticals Canada Inc. (formerly Stellar Pharmaceuticals Inc.)

We have audited the accompanying financial statements of Tribute Pharma Canada Inc., which comprise the statements of financial position as at March 31, 2011 and 2010, and the statements of operations and comprehensive loss, statements of changes in equity and statements of cash flows for the years ended March 31, 2011 and 2010, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of Tribute Pharma Canada Inc. as at March 31, 2011 and 2010, and its financial performance and cash flows for the years ended March 31, 2011 and 2010 in accordance with International Financial Reporting Standards.

McGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants
Licensed Public Accountants
TORONTO, Canada
February 6, 2013

A member of UHY International , a network of independent accounting and consulting firms.

TRIBUTE PHARMA CANADA INC.
STATEMENTS OF FINANCIAL POSITION
(Expressed in Canadian dollars)

As at March 31,	2011	2010
	$	$
ASSETS
CURRENT ASSETS
Bank	359,336	919,914
Accounts receivable (Note 12)	657,846	410,436
Government sales taxes recoverable	8,855	5,995

Total current assets	1,026,037	1,336,345
Due from related companies (Note 5)	376,400	57,000

TOTAL ASSETS	1,402,437	1,393,345
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	1,339,083	1,157,072
Corporation taxes payable (Note 7)	857	53,148

Total current liabilities	1,339,940	1,210,220

SHAREHOLDERS’ EQUITY
Share capital (Note 8)
Issued: 2 common shares	57,001	57,001
Retained earnings	5,496	126,124

Total shareholders’ equity	62,497	183,125

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	1,402,437	1,393,345

Commitments and contingencies (Note 10)

See accompanying notes to the financial statements

TRIBUTE PHARMA CANADA INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in Canadian dollars)

For the Years Ended March 31,	2011	2010
	$	$

REVENUES
Sales, net (Note 11)	7,813,869	7,958,493
Interest income	-	11,841
	7,813,869	7,970,334
COST OF SALES
Purchases	6,034,809	6,935,645
Freight and shipping costs	20,324	19,331
Warehouse and quality assurance services	76,121	101,575
	6,131,254	7,056,551
GROSS MARGIN	1,682,615	913,783
EXPENSES
Advertising and promotion	404,197	2,250
Bank charges	9,124	2,116
Consulting fees (Note 9)	913,702	461,193
Dues and fees	14,355	6,952
Insurance	38,645	59,440
Occupancy costs	29,984	31,031
Office expense	21,775	13,457
Professional fees	19,108	6,118
Sales meetings and travel expense	113,255	-
Telephone	20,029	12,542
Travel and vehicle	31,612	37,336
	1,615,786	632,435
INCOME, before income taxes	66,829	281,348
Provision for income taxes (Note 7)	27,457	52,603
NET INCOME AND COMPREHENSIVE INCOME, for the year	39,372	228,745

See accompanying notes to the financial statements

TRIBUTE PHARMA CANADA INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Expressed in Canadian dollars)

For the Years Ended March 31,	2011 $	2010 $

SHARE CAPITAL
Common Shares
Balance at the beginning of the year	57,001	1
Issue of 1 common share	-	57,000
Balance at the end of the year	57,001	57,001

RETAINED EARNINGS
Balance at the beginning of the year	126,124	17,379
Net income for the year	39,372	228,745
Dividends paid	(160,000)	(120,000)
Balance at the end of the year	5,496	126,124

Total Shareholder’s equity	62,497	183,125

See accompanying notes to the financial statements

TRIBUTE PHARMA CANADA INC.
STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)

For the Years Ended March 31,	2011 $	2010 $

CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the year	39,372	228,745
Income taxes paid	(53,148)	(25,754)
Net change in non-cash working capital balances:
(Increase) decrease in accounts receivable	(247,410)	79,808
(Increase) in government sales taxes recoverable	(2,860)	(1,421)
Increase (decrease) in accounts payable and accrued liabilities	182,011	(66,592)
Decrease in corporation taxes payable	857	53,148
	(81,178)	267,934
CASH FLOWS FROM INVESTING ACTIVITIES
Net change in advance to related companies	(319,400)	(57,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	-	57,000
Dividends declared	(160,000)	(120,000)
	(160,000)	(63,000)
(DECREASE) INCREASE IN CASH, for the year	(560,578)	147,934
Cash, beginning of year	919,914	771,980
CASH, end of year	$359,336	$919,914

See accompanying notes to the financial statements

TRIBUTE PHARMA CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
March 31, 2011 and 2010

1.           DESCRIPTION OF BUSINESS

Tribute Pharma Canada Inc. (the “Company”) is a private company domiciled in Canada and was incorporated in Ontario on April 17, 2008. The Company is in the business of development, marketing and distribution services for pharmaceutical products. The registered office of the Company is 151 Steeles Avenue East, Milton, Ontario, L9T 1Y1.

2.           BASIS OF PREPARATION AND STATEMENT OF COMPLIANCE

Basis of presentation

The financial statements of the Company have been prepared in accordance with IFRS on a going concern basis, under the historical cost convention which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

Statement of compliance

The financial statements of the Company are prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and the interpretations of the IFRS Interpretations Committee.

The Company’s board of directors approved these financial statements on February 6, 2013.

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)
ACCOUNTS RECEIVABLE

The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectability by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

(b)
REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectability is reasonably assured. Revenues from the sale of products, net of trade, discounts and allowances, is recognized when legal title to the goods has been passed to the customer and collectability is reasonably assured.

A customer is obligated to pay for products sold to it within a specified number of days from the date that title to the products is transferred to the customer. The Company’s standard terms are typically 0.5% discount, 15 days net 30 from the date of invoice.

The Company has a product returns policy on some of its products, which allows the customer to return pharmaceutical products that have expired, for full credit, provided the expired products are returned within twelve months from the expiration date.

TRIBUTE PHARMA CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
March 31, 2011 and 2010

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued...)

(b)
REVENUE RECOGNITION (Continued...)

Transfer of title occurs and risk of ownership passes to a customer at the time of shipment or delivery, depending on the terms of the agreement with a particular customer. The sale price of the Company’s products is substantially fixed or determinable at the date of sale based on purchase orders generated by a customer and accepted by the Company. A customer’s obligation to pay the Company for products sold to it is not contingent upon the resale of those products. The Company recognizes revenues for the sale of products from the date the title to the products is transferred to the customer.

(c)
USE OF ESTIMATES

The preparation of these financial statements has required management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent liabilities as at March 30, 2011 and 2010, and the revenues and expenses recorded for the years then ended. On an ongoing basis, the Company evaluates its estimates, including those related to its provision for accrued liabilities, income taxes, and intangible assets. The Company bases its estimates on historical experiences and on various other assumptions believed to be reasonable under the circumstances.

Actual results could differ from those estimates. As adjustments become necessary, they are recorded in earnings in the period in which they become known. Such adjustments could be material.

(d)
DEFERRED INCOME TAXES

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements.

Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax results in deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company records net deferred tax assets to the extent management believes these assets will more likely than not be realized. In making such determination, all available positive and negative evidence is utilized, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In the event a determination is made that the Company would be able to realize deferred income tax assets in the future in excess of the net recorded amount, an adjustment to the valuation allowance would be made, which would reduce the provision for income taxes.

Tax benefits from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold to be recognized. This interpretation also provides guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition

TRIBUTE PHARMA CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
March 31, 2011 and 2010

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued...)

(e)
FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION

Monetary assets and liabilities are translated into Canadian dollars, which is the functional currency of the Company, at the year-end exchange rate, while foreign currency revenues and expenses are translated at the exchange rate in effect on the date of the transaction. The resultant gains or losses are included in income. Non-monetary items are translated at historical rates.

4.           FUTURE CHANGES IN ACCOUNTING POLICIES

Standards issued but not yet effective up to the date of issuance of the Company’s financial statements are listed below. The Company intends to adopt those standards when they become effective.

IFRS 9 - Financial Instruments

IFRS 9, Financial Instruments (“IFRS 9”) was issued by the IASB on November 12, 2009 and will replace IAS 39, "Financial Instruments: Recognition and Measurement" (“IAS 39”). IFRS 9 replaces the multiple rules in IAS 39 with a single approach to determine whether a financial asset is measured at amortized cost or fair value and a new mixed measurement model for debt instruments having only two categories: amortized cost and fair value. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2015, with early adoption permitted. The Company is currently assessing the impact of IFRS 9 on its results of operations and financial position.

IFRS 10 - Consolidated Financial Statements

IFRS 10 Consolidated Financial Statements (“IFRS 10”) provides a single model to be applied in the control analysis for all investees, including entities that currently are special purpose entities in the scope of SIC 12. In addition, the consolidation procedures are carried forward substantially unmodified from IAS 27 Consolidated and Separate Financial Statements. The Company has not yet determined the impact of IFRS 10 on its financial statements.

IFRS 11 - Joint Arrangements

IFRS 11 Joint Arrangements (“IFRS 11”) replaces the guidance in IAS 31 Interests in Joint Ventures . Under IFRS 11, joint arrangements are classified as either joint operations or joint ventures. IFRS 11 essentially carves out of previous jointly controlled entities, those arrangements which although structured through a separate vehicle, such separation is ineffective and the parties to the arrangement have rights to the assets and obligations for the liabilities and are accounted for as joint operations in a fashion consistent with jointly controlled assets/operations under IAS 31. In addition, under IFRS 11 joint ventures are stripped of the free choice of equity accounting or proportionate consolidation; these entities must now use the equity method.

Upon application of IFRS 11, entities which had previously accounted for joint ventures using proportionate consolidation shall collapse the proportionately consolidated net asset value (including any allocation of goodwill) into a single investment balance at the beginning of the earliest period presented. The investment’s opening balance is tested for impairment in accordance with IAS 28 Investments in Associates and IAS 36 Impairment of Assets. Any impairment losses are recognized as an adjustment to opening retained earnings at the beginning of the earliest period presented. The Company intends to adopt IFRS 11 in its financial statements for the annual period beginning on April 1, 2012. The Company has not yet determined the impact of IFRS 11on its financial statements.

TRIBUTE PHARMA CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
March 31, 2011 and 2010

4.           FUTURE CHANGES IN ACCOUNTING POLICIES (Continued…)

IFRS 13 – Fair Value Measurement

IFRS 13, Fair Value Measurement (“IFRS 13”) was issued by the IASB on May 12, 2011. The new standard converges IFRS and US GAAP on how to measure fair value and the related fair value disclosures. The new standard creates a single source of guidance for fair value measurements, where fair value is required or permitted under IFRS, by not changing how fair value is used but how it is measured. The focus will be on an exit price. IFRS 13 is effective for annual periods beginning on or after January 1, 2013, with early adoption permitted. The Company is currently assessing the impact of IFRS 13 on its results of operations and financial position.

IAS 1 – Presentation of Financial Statements

IAS 1, Presentation of Financial Statements (“IAS 1”) amendment, issued by the IASB in June 2011, requires an entity to group items presented in the Statement of Comprehensive Income on the basis of whether they may be reclassified to earnings subsequent to initial recognition. For those items presented before taxes, the Amendments to IAS 1 also require that the taxes related to the two separate groups be presented separately. The amendments are effective for annual periods beginning on or after July 1, 2012, with earlier adoption permitted. The Company is assessing the impact of IAS 1 on its financial statements.

5.           DUE FROM RELATED COMPANIES

Amounts due from related companies are non-interest bearing with no fixed terms of repayment and are unsecured. The companies are related by common ownership.

6.           OPERATING LINE OF CREDIT

The company has access to an operating line of credit to a maximum of $500,000. The operating line of credit bears interest at the Royal Bank of Canada prime rate plus 1% and is due on demand. The operating line of credit is secured by a general security agreement and the personal guarantee of directors.

7.           INCOME TAXES

a)	Provision for Income Taxes - Current

Major items causing the Company’s income tax rate to differ from the Canadian statutory rate of approximately 15.75% (2010 – 16.5%) were as follows:

	2011	2010

Income before income taxes	$66,829	$281,348

Statutory rate applied to income for the year before income taxes	$10,526	$46,422
Increase (decrease) in taxes resulting from:
Non-deductible expenses	2,571	941
Other items	14,360	5,240

Current income tax expense	$27,457	$52,603

TRIBUTE PHARMA CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
March 31, 2011 and 2010

8.           SHARE CAPITAL

	2011	2010

Share capital comprises the following authorized structure:
Unlimited special shares, issuable in series
Unlimited common shares

Issued share capital comprises the following:
2 common shares, no par value	$57,001	$57,001

9.           RELATED PARTY TRANSACTIONS

The Company was charged management fees by two related companies as follows:
Tribute Pharmaceuticals Ltd.          $93,096 (2010 - $129,023). - related by common ownership.
Elora Financial Management Inc.   $135,752 (2010 - $255,000). - related by common ownership.

Compensation of key management personnel of the Company

The remuneration of directors and other key management personnel during the period was as follows:

	2011	2010

Short-term compensation (i)	$228,848	$384,023
Other long-term benefits	$-	$-
	228,848	384,023

(i) Short-term compensation includes salaries, bonuses and allowances, employment benefits and directors’ fees.

In accordance with IAS 24, key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company directly or indirectly, including any directors (executive and non-executive) of the Company.

TRIBUTE PHARMA CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
March 31, 2011 and 2010

10.        COMMITMENTS AND CONTINGENCIES

License Agreements

On June 30, 2008, Tribute signed a Sales, Marketing and Distribution Agreement with Actavis Group PTC ehf (“Actavis”) to perform certain sales, marketing, distribution, finance and other general management services in Canada in connection with the importation, marketing, sales and distribution of Bezalip® SR and Soriatane® (the “Products”). On January 1, 2010, a first amendment was signed with Actavis to grant Tribute the right and obligation to more actively market and promote the Products in Canada. On March 31, 2011, a second amendment was signed with Actavis that extended the term of the agreement, modified the terms of the agreement and increased Tribute’s responsibilities to include the day-to-day management of regulatory affairs, pharmacovigilance and medical information relating to the Products. Tribute pays Actavis a sales and distribution fee up to an annual base-line net sales forecast plus an incremental fee for incremental net sales above the base-line. Tribute has agreed to a marketing budget for the first three years of not less than $3,750,000.

Returned Expired Product

The company has a product returns policy that allows customers to return pharmaceutical products that have expired, for full credit, provided the expired pharmaceuticals are returned within a 12 month period after the expiry of the pharmaceutical. The Company's credit recognition policy for returns is to record the customer credit in the month in which the pharmaceutical product is returned. The Company records sales to wholesale pharmaceutical distributors and national and regional retail chains net of allowances for product returns, rebates and discounts. The Company is required to make significant judgments and estimates in determining some of these allowances. If actual results differ from its estimates, the Company will be required to make adjustments to these allowances in the future.

Sales returns booked in the accounts for the current year amounted to $141,997 (2010 - $185,653).

11.        SIGNIFICANT CUSTOMERS

During the year ended March 31, 2011, the Company had two significant customers that represented 63% of gross revenues (2010 – two significant customers that represented 63%).

12.        FINANCIAL RISK FACTORS

The Company's risk exposures and the impact on the Company's financial instruments are summarized below:

Credit risk

Credit risk is the risk of financial loss to the Company if a customer fails to meet its contractual obligations. This risk arises from the Company’s accounts receivable. The carrying amount of this financial asset represents the maximum credit exposure. The Company is engaged in the sale of pharmaceutical products, typically to a small number of major customers, although the composition of this group of customers has changed from year to year. The Company performs ongoing credit evaluation of its customers' financial condition and, generally, requires no collateral.

TRIBUTE PHARMA CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
March 31, 2011 and 2010

12.        FINANCIAL RISK FACTORS (Continued...)

Credit risk (continued)

To minimize the risk related to accounts receivable, the Company has adopted a credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment terms and conditions are offered. The Company’s exposure to credit risk with its customers is influenced mainly by the individual characteristics of each customer. When available, the Company reviews credit bureau ratings and financial information for each new customer. The majority of the Company’s customers have been long-standing customers the Company has not suffered any losses from bad debts in the past.

Concentration Risk

The Company's cash are maintained with major Canadian banking institutions. Deposits held with these banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimum risk.

As at March 31, 2011, the Company had two customers which made up 72% of the outstanding accounts receivable, in comparison to two customers which made up 72.7% at March 31, 2010. For 2011 and 2010, all outstanding accounts receivables were related to product sales.

Liquidity risk

The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet current liabilities when due. As at March 30, 2011, the Company had a cash balance of $359,336 (2010 - $919,914) and accounts receivable of $657,846 (2010 - $410,436) to settle current liabilities of $1,339,940 (2010 - $1,210,220). All of the Company's accounts payable and accrued liabilities have contractual maturities of less than 30 days and are subject to normal trade terms.

Fair value of financial instruments

The fair values of the financial assets and financial liabilities are determined as follows:

(i) For cash, accounts receivable, accounts payable and accrued liabilities, carrying amounts approximate fair value due to their short-term maturities;

13.        CAPITAL MANAGEMENT

Capital is defined as share capital. The Company's objectives when managing capital are to maintain an appropriate balance between holding a sufficient amount of capital to support its operations as a going concern, and providing shareholders with a prudent amount of leverage, as and when required, to enhance returns.

TRIBUTE PHARMA CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
March 31, 2011 and 2010

14.        SUBSEQUENT EVENTS

(i)          Acquisition of the Company by Tribute Pharmaceuticals Canada Inc. (formerly Stellar Pharmaceuticals Inc.)

On December 1, 2011, the Company and a related corporation, Tribute Pharmaceuticals Canada Ltd. were acquired by Stellar Pharmaceuticals Inc. (“Stellar”) which subsequently changed its name to Tribute Pharmaceuticals Canada Inc. effective January 1, 2013, a Canadian-based specialty pharmaceutical company. The Companies’ shareholders were paid 13,000,000 common shares of Stellar and $1,000,000 in cash consideration, with an additional $500,000 in cash consideration payable to the Company’s shareholders on December 1, 2012 ($40,000 paid, $460,000 is currently owing). Upon approval by Health Canada for the marketing and sale of Cambia, the Companies’ shareholders were also entitled to an additional 2,000,000 common shares of Stellar (issued).

(ii)         Amalgamation

Effective October 1, 2012, the Company and a related corporation, Tribute Pharmaceuticals Canada Ltd. amalgamated with Stellar Pharmaceuticals Inc. (“Stellar”) which subsequently changed its name to Tribute Pharmaceuticals Canada Inc. effective January 1, 2013. The amalgamation was completed in order to minimize group tax liabilities and simplify the Company’s structure.